UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Thomas & Betts Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Set forth below are copies of the following documents used or distributed by Thomas & Betts Corporation on January 30, 2012:

•	Investor Q&A;
•	Investor Talking Points; and
•	Script for ABB Investor Conference Calls.

Thomas & Betts Corporation

ABB Acquisition

Investor Q&A

Rationale

1.	Why is Thomas & Betts selling now?

ABB approached Thomas & Betts in early 2011 and, after a robust negotiation process, we came to an agreement that we believe is financially and strategically compelling and is in the best interests of our shareholders.

The offer price of $72.00 per share in cash represents a 24% premium to Thomas & Betts’ closing stock price on January 27, 2012 and a 35% premium to the average stock price over the past 60 days.  The offer price is also the higher than TNB stock has ever traded.

This transaction delivers significant value to our shareholders and will enable us to accelerate our global growth strategy.  Our product portfolios and geographic footprints are highly complementary and, as part of a strong global enterprise, Thomas & Betts will gain immediate scale, relevance and capacity outside of North America.

We believe that, relative to similar deals in the industrial space, this price represents excellent value for our shareholders and is in the best interests of our shareholders.

2.	Was Thomas & Betts looking to sell the Company?

No.  We did not solicit offers to purchase the company.  Our board of directors unanimously believed that, following robust negotiation with ABB, we have reached an agreement that is financially and strategically compelling and is in the best interest of our shareholders..

3.	You reported excellent fourth quarter and full year 2011 earnings. Why sell now?

The offer price of $72.00 per share in cash represents a 24% premium to Thomas & Betts’ closing stock price on January 27, 2012 and a 35% premium to the average stock price over the past 60 days.  The offer price is also the higher than TNB stock has ever traded.

We believe that, relative to similar deals in the industrial space, this price represents excellent value for our shareholders and is in the best interests of our shareholders.

4.	Are you open to other offers for the Company?

We believe this transaction delivers significant value to our shareholders and is in their best interests.  Our merger agreement, which is publicly available, provides our board with the right to consider any unsolicited third party proposals that would be superior to this proposal.

Transaction/Process

5.	How did the negotiating process start?

ABB approached Thomas & Betts in early 2011 and, after a robust negotiation process, we came to an agreement that we believe is financially and strategically compelling.

6.	How can you be sure this is the best price for the Company?

When compared with similar deals in our space, this price represents excellent value and is in the best interests of our shareholders.  The offer price of $72.00 per share in cash represents a 24% premium to Thomas & Betts’ closing stock price on January 27, 2012 and a 35% premium to the average stock price over the past 60 days.  The offer price is also the higher than TNB stock has ever traded.

If other offers surface, we will, of course, give them full consideration.

7.	When do you expect this transaction to close?

Subject to customary regulatory approval and approval by Thomas & Betts’s shareholders, we anticipate that the transaction will close in mid-2012.

8.	Is there a break-up fee and if so, how much?

Yes.  The break-up fee is $116 million.

9.	What approvals are required to close this transaction?

This transaction is subject to customary regulatory approval as well as approval by Thomas & Betts shareholders.  Given the very small amount of product overlap between the two companies, we do not anticipate that these approvals will be an issue.

We expect the transaction to close in mid-2012.

10.	How do I get my cash, what’s the process from here on in?

This will be detailed in the proxy statement that will be filed with the SEC in connection with the merger.

11.	Why isn’t the transaction structured as a tender offer?

Due to the expected timing to obtain regulatory approvals, there was no time advantage to structuring the deal as a tender offer.

Earnings

12.	As the US recovers from the recession, won’t there be greater opportunities for Thomas & Betts as an independent company?

We are already a leader in North American electrical markets.  To better balance and reduce the cyclicality of our growth, we believe that expanding our international presence is critical.  As part of ABB, we will be able to accelerate this process by significantly expanding our product portfolio and relevance to a pre-existing and broad global customer base.  Capturing opportunities of this magnitude in an accelerated timeframe would be difficult as an independent, largely North American-based company.  The combination of ABB and our product portfolio will create one of the broadest offerings in low voltage electrical products which we will be able to leverage through each company’s distribution networks almost immediately upon close.

Other

13.	Will all of Thomas & Betts’s management team stay on with ABB after the transaction closes?

ABB recognizes the value in Thomas & Betts’s high quality and experienced management team and employees.  With this in mind, ABB has decided that Thomas & Betts will be treated as a new Global Business Unit of ABB’s Low Voltage Products division, which will be led by T&B’s management team and remain in Memphis.

14.	Are members of management receiving incentive packages to stay with ABB after the close of the transaction?

There has been no discussion of incentives post closing.

15.	Does Thomas & Betts’s management team own a considerable amount of stock?

On a fully diluted basis, Thomas & Betts’s management team and Board own between 2% and 3% of the company’s outstanding shares.

16.	What happens between now and the close of the transaction?

We expect the transaction to close in mid-2012, subject to regulatory approvals and the approval of Thomas & Betts shareholders.

Until the transaction closes, ABB and Thomas & Betts will continue to operate as independent entities.  For employees and customers, it is business as usual.

17.	Will Thomas & Betts management be given representation on ABB’s Board?

No.

FORWARD-LOOKING STATEMENTS:
This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and are subject to risks and uncertainties in our operations, business, economic and political environment. Forward-looking statements may be identified by the use of words such as “achieve,” “should,” “could,” “may,” “anticipates,” “expects,” “might,” “believes,” “intends,” “predict,” “will” and other similar expressions. These statements are based on the current expectations and beliefs of Thomas & Betts, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain shareholder or regulatory approvals required for the merger; 2) the risk that a condition to closing of the proposed transaction may not be satisfied; 3) the Company‘s and ABB‘s ability to consummate the proposed merger, including the financing thereof; 4) the businesses may suffer as a result of uncertainties surrounding the merger; 5) the ability of the Company to retain and hire key personnel and maintain relationships with providers or other business partners; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in SEC reports filed or furnished by Thomas & Betts and ABB.

In addition, any statements regarding Thomas & Betts‘ projected 2012 sales and earnings; the future demand for Thomas & Betts‘ products and services, including the present spending trends by our customers; and Thomas & Betts‘ future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact, constitute forward-looking statements. Such forward-looking statements are based on Thomas & Betts‘ current expectations and beliefs and involve a number of risks and uncertainties that are difficult to predict and that may cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the availability and cost of raw materials; changes in customer demand; loss of key personnel; changes in customer credit; changes in laws or governmental policies; interest rate and foreign currency exchange rate fluctuations; changes in tax regulations and laws; changes in generally accepted accounting principles; and changes in business, political or economic conditions due to the threat of future terrorist activity or acts of war in the U.S. or other parts of the world. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Thomas & Betts‘ Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on February 16, 2011, as well as other filings the Company makes with the SEC.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Thomas & Betts. Thomas & Betts assumes no obligation and expressly disclaims any duty to update information contained in this filing except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:
This document may be deemed to be solicitation material in respect of the proposed merger between Thomas & Betts Corporation and a subsidiary of ABB Ltd. In connection with the proposed merger, Thomas & Betts will file a preliminary proxy statement and a definitive proxy statement with the SEC. The information contained in the preliminary filing will not be complete and may be changed. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed merger. The definitive proxy statement will be mailed to the shareholders of Thomas & Betts seeking their approval of the proposed merger. Thomas & Betts‘ shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Thomas & Betts Corporation, 8155 T&B Boulevard, Memphis, TN, 38125, Attention: General Counsel. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC‘s website, www.sec.gov,or shareholders may access copies of the documentation filed with the SEC by Thomas & Betts on its website at www.tnb.com.

Thomas & Betts and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Thomas & Betts shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Thomas & Betts directors and executive officers by reading Thomas & Betts‘ proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on March 11, 2011. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by Thomas & Betts with the SEC in connection with the proposed merger when they become available.

Thomas & Betts Corporation

ABB Acquisition

Investor Talking Points

Intro

•	We wanted to make sure that you have seen the press release issued earlier today announcing that Thomas & Betts has entered into an agreement to be acquired by ABB.

•	We’re very pleased with the transaction, which will deliver a significant and cash premium to our shareholders.

Financially Compelling

•
The offer price of $72.00 per share in cash represents a 24% premium to Thomas & Betts’ closing stock price on January 27, 2012 and a 35% premium to the average stock price over the past 60 days.  It is also higher than our shares have ever traded.

•	When compared with similar deals in our space, we believe this price represents excellent value and is in the best interests of our shareholders.

Strategically Compelling

•	We believe that this transaction makes excellent strategic sense – as you know, the most exciting organic growth opportunity for Thomas & Betts is in fast growing markets outside of North America.

•	Through this deal, we are able to accelerate our global growth strategy through enhanced scale, relevance and capacity as part of ABB.

•	Clearly, to have achieved this on our own would have been a challenge – and not without considerable risk – so we believe this transaction is the best way to deliver value.

•
The reason this makes sense from ABB’s perspective – and the reason they were willing to pay the price they have agreed to – is that our combined product portfolio is the broadest in the industry and we will be able to leverage each other’s distribution networks almost immediately upon close – which is particularly important for ABB because it gives them an immediate and significant presence in North America.

Process

•
In terms of process and timing, the transaction is subject to customary regulatory and shareholder approvals and you will clearly receive more detailed information about the process as it unfolds.  We expect the transaction to close in mid-2012.

•	The process will proceed as a single-step merger with a proxy solicitation for shareholders. A simple majority vote is needed for transaction approval.

•	Management participated in ABB’s European and U.S. investor conference calls earlier this morning. Replay call in information is as follows:

o	Audio playback:

▪	U.S. / Canada – 1-866-416-2558

▪	Europe / ROW – 41-91-612-4330

▪	Passcode: 19163 #

FORWARD-LOOKING STATEMENTS:
This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and are subject to risks and uncertainties in our operations, business, economic and political environment. Forward-looking statements may be identified by the use of words such as “achieve,” “should,” “could,” “may,” “anticipates,” “expects,” “might,” “believes,” “intends,” “predict,” “will” and other similar expressions. These statements are based on the current expectations and beliefs of Thomas & Betts, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain shareholder or regulatory approvals required for the merger; 2) the risk that a condition to closing of the proposed transaction may not be satisfied; 3) the Company‘s and ABB‘s ability to consummate the proposed merger, including the financing thereof; 4) the businesses may suffer as a result of uncertainties surrounding the merger; 5) the ability of the Company to retain and hire key personnel and maintain relationships with providers or other business partners; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in SEC reports filed or furnished by Thomas & Betts and ABB.

In addition, any statements regarding Thomas & Betts‘ projected 2012 sales and earnings; the future demand for Thomas & Betts‘ products and services, including the present spending trends by our customers; and Thomas & Betts‘ future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact, constitute forward-looking statements. Such forward-looking statements are based on Thomas & Betts‘ current expectations and beliefs and involve a number of risks and uncertainties that are difficult to predict and that may cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the availability and cost of raw materials; changes in customer demand; loss of key personnel; changes in customer credit; changes in laws or governmental policies; interest rate and foreign currency exchange rate fluctuations; changes in tax regulations and laws; changes in generally accepted accounting principles; and changes in business, political or economic conditions due to the threat of future terrorist activity or acts of war in the U.S. or other parts of the world. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Thomas & Betts‘ Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on February 16, 2011, as well as other filings the Company makes with the SEC.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Thomas & Betts. Thomas & Betts assumes no obligation and expressly disclaims any duty to update information contained in this filing except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:
This document may be deemed to be solicitation material in respect of the proposed merger between Thomas & Betts Corporation and a subsidiary of ABB Ltd. In connection with the proposed merger, Thomas & Betts will file a preliminary proxy statement and a definitive proxy statement with the SEC. The information contained in the preliminary filing will not be complete and may be changed. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed merger. The definitive proxy statement will be mailed to the shareholders of Thomas & Betts seeking their approval of the proposed merger. Thomas & Betts‘ shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Thomas & Betts Corporation, 8155 T&B Boulevard, Memphis, TN, 38125, Attention: General Counsel. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC‘s website, www.sec.gov,or shareholders may access copies of the documentation filed with the SEC by Thomas & Betts on its website at www.tnb.com.

Thomas & Betts and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Thomas & Betts shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Thomas & Betts directors and executive officers by reading Thomas & Betts‘ proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on March 11, 2011. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by Thomas & Betts with the SEC in connection with the proposed merger when they become available.

Thomas & Betts Corporation

ABB Acquisition

Script for ABB Investor Conference Calls

Intro

•	Thanks, Joe and good morning.

•	In my view, I believe this is a win-win transaction for both companies and their stakeholders.

•	Our shareholders will receive a significant cash premium and our business will get to fast-track its growth strategy, which will create opportunities for our employees, customers and distributors.

•
ABB acquires a leader in the electrical components industry with premium brands; a broad and deep product portfolio; an extensive distributor network; excellent relationships with end user customers; and an experienced and committed employee base.  The addition of Thomas & Betts gives ABB an immediate and significant position in the world’s largest market for low voltage products.

Regarding Thomas & Betts’ Strategic Rationale

•
One of our key strategic initiatives was tapping into the fast growing markets outside of North America in order to grow our business, balance our geographic footprint and reduce cyclicality.  Joining ABB accelerates this strategy by providing enhanced scale, relevance and capacity as part of ABB while providing significant value to our shareholders.

Thomas & Betts Strengths

•	Thomas & Betts is a leader in North American electrical markets with a:

o	Broad and deep portfolio of premium brands and products

o	An extensive distribution network with more than 6,000 North American distributor locations

o	A customer-centric, fast cycle logistics model;

o	A quantifiable value proposition for distributors that lowers their transaction costs and working capital and

o	A proven ability to execute as planned and deliver strong financial performance throughout the cycle.

•
These strengths support our goal of being the Brand of Choice for end users and the Supplier of Choice for our distributor partners and have allowed us to grow organically faster than the market segments we serve.

•	We completely agree with Joe regarding the benefits that this transaction brings to our customer and distributor base.

•
Our expanded portfolio will increase the value of Thomas & Betts as a “one-stop shop” for essential, non-discretionary low voltage electrical products by adding ABB’s circuit breakers, switches, control products, enclosures and many other products to our portfolio.

•
Thomas & Betts continues to deliver strong financial performance as seen in our fourth quarter and full year 2011 earnings issued today.  Full year sales grew nearly 15% while earnings from continuing operations increased more than 29%.  Free cash flow exceeded 8% of sales and working capital was an efficient 13.4% of sales.

•	We are also extremely pleased that Thomas & Betts will become a new global business unit of ABB and remain headquartered in Memphis, Tenn.

•	We are excited about this transaction, which we believe is financially and strategically compelling, and a good cultural fit for our employees. Our Board of Directors is in full support of the deal.

•	I will turn it back to you, Joe.

###

FORWARD-LOOKING STATEMENTS:
This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and are subject to risks and uncertainties in our operations, business, economic and political environment. Forward-looking statements may be identified by the use of words such as “achieve,” “should,” “could,” “may,” “anticipates,” “expects,” “might,” “believes,” “intends,” “predict,” “will” and other similar expressions. These statements are based on the current expectations and beliefs of Thomas & Betts, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain shareholder or regulatory approvals required for the merger; 2) the risk that a condition to closing of the proposed transaction may not be satisfied; 3) the Company‘s and ABB‘s ability to consummate the proposed merger, including the financing thereof; 4) the businesses may suffer as a result of uncertainties surrounding the merger; 5) the ability of the Company to retain and hire key personnel and maintain relationships with providers or other business partners; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in SEC reports filed or furnished by Thomas & Betts and ABB.

In addition, any statements regarding Thomas & Betts‘ projected 2012 sales and earnings; the future demand for Thomas & Betts‘ products and services, including the present spending trends by our customers; and Thomas & Betts‘ future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact, constitute forward-looking statements. Such forward-looking statements are based on Thomas & Betts‘ current expectations and beliefs and involve a number of risks and uncertainties that are difficult to predict and that may cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the availability and cost of raw materials; changes in customer demand; loss of key personnel; changes in customer credit; changes in laws or governmental policies; interest rate and foreign currency exchange rate fluctuations; changes in tax regulations and laws; changes in generally accepted accounting principles; and changes in business, political or economic conditions due to the threat of future terrorist activity or acts of war in the U.S. or other parts of the world. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Thomas & Betts‘ Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on February 16, 2011, as well as other filings the Company makes with the SEC.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Thomas & Betts. Thomas & Betts assumes no obligation and expressly disclaims any duty to update information contained in this filing except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:
This document may be deemed to be solicitation material in respect of the proposed merger between Thomas & Betts Corporation and a subsidiary of ABB Ltd. In connection with the proposed merger, Thomas & Betts will file a preliminary proxy statement and a definitive proxy statement with the SEC. The information contained in the preliminary filing will not be complete and may be changed. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed merger. The definitive proxy statement will be mailed to the shareholders of Thomas & Betts seeking their approval of the proposed merger. Thomas & Betts‘ shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Thomas & Betts Corporation, 8155 T&B Boulevard, Memphis, TN, 38125, Attention: General Counsel. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC‘s website, www.sec.gov,or shareholders may access copies of the documentation filed with the SEC by Thomas & Betts on its website at www.tnb.com.

Thomas & Betts and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Thomas & Betts shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Thomas & Betts directors and executive officers by reading Thomas & Betts‘ proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on March 11, 2011. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by Thomas & Betts with the SEC in connection with the proposed merger when they become available.